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                                                                    EXHIBIT 10.1
                         INDUSTRIAL REAL ESTATE LEASE

ARTICLE ONE: BASIC TERMS

     This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     Section 1.01.  Date of Lease:  December 20, 1996

     Section 1.02.  Landlord: WRC Properties, Inc., a Delaware corporation

     Address of Landlord: 730 Third Ave. New York, New York 10017

with a copy to Koll Management Services, 4343 Von Karman Avenue, Newport Beach, CA 92660, Facsimile: (714) 833-3755; or to such other place as Landlord may from time to time designate by notice to Tenant (for notices, see Section 13.07)

     Section 1.03. Tenant: ICOS Corporation, a Delaware corporation (for notices, see Section 13.07)

     Address of Tenant: 22021 20th Avenue S.E., Bothell, WA 98011

     Section 1.04. Property: (Include street address, approximate square footage and description)

22025 20th Avenue S.E., Bothell, WA 98021, more specifically described on Exhibit A hereto and comprising approximately 15,985 Rentable Square Feet.

     Section 1.05. Lease Term: Eighty-Five (85) months commencing on January 10, 1997 (the "Commencement Date") and ending on the eighty-fifth (85th) monthly anniversary of the Commencement Date.

     Section 1.06. Permitted Uses: (See Section 5.01) General office, manufacturing and research and development of medical products, and others as permitted by code.

     Section 1.07.  Tenant's Guarantor: [Intentionally omitted].

     Section 1.08. Landlord's Representative: (See Article Fourteen) Koll Management Services, Inc.

     Section 1.09.  Tenant's Broker: None

     Section 1.10.  Commission Payable to Landlord's Broker:  Not Applicable

     Section 1.11.  Initial Security Deposit: [Intentionally Omitted]

     Section 1.12. Vehicle Parking Spaces Allocated to Tenant: (See Multi-Tenant Facility Lease Rider, if attached) Forty-Eight (48)

     Section 1.13.  Rent and Other Charges Payable by Tenant:

     (a) BASE RENT: Months 1-36 - $16,624 per month; Months 37-60 - $18,063 per month; Months 61-85 - $19,182 per month.

     (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02);
(ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04);
(iv) Common Area Charges (See Section 4.05 or Multi-Tenant Facility Lease Rider, if attached); (v) Impounds for Insurance Premiums and Property Taxes (See
Section 4.08); (vi) Maintenance, Repairs and Alterations (See Article Six).

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Section 1.14.  Riders: The following Riders are attached to and made a part of this Lease: Rider 1: Multi-Tenant Facility Lease; Rider 2: Renewal; Rider 3:
Emissions, Storage, Use and Disposal of Waste.

ARTICLE TWO: LEASE TERM

     Section 2.01. Lease of Property for Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The Commencement Date shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

     Section 2.02. Delay in Commencement. This Lease shall be for a term ("Lease Term") beginning on the Commencement Date and ending on the Expiration Date, unless extended or sooner terminated in accordance with the terms of this Lease. Tenant shall be entitled to use the Premises prior to the Commencement Date, provided that all provisions of this Lease, other than those relating to payment of Base Monthly Rent and Additional Rent, shall become effective upon the date that Tenant or its officers, agents, employees or contractors is first present on the Premises, whether for inspection, construction, installation or other purposes.

     Section 2.03.  Early Occupancy. [Intentionally Omitted].

     Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord from any delay by Tenant in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%).

ARTICLE THREE: BASE RENT

     Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.13(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

     Section 3.02.  Cost of Living Increases. [Intentionally Omitted]

     Section 3.03.  Security Deposit Increases. [Intentionally Omitted]

     Section 3.04. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, a pro rata adjustment shall be made concerning advance rent, any other advance payments made by Tenant to Landlord, and accrued real property taxes.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

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     Section 4.01.  Additional Rent. All charges payable by Tenant other than
Base Rent are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 4.02.  Real Property Taxes.

     (a) Payment of Taxes. Landlord is billed for real property taxes on the Property. Landlord will invoice Tenant for real property taxes due and payable on the Property during the Lease Term. If the Lease Term includes a partial tax period, the real property taxes shall be prorated for such partial period. Subject to Section 4.08 below, Tenant shall pay the amount of such real property tax invoices to Landlord within fifteen (15) days after Tenant's receipt of the invoice.

     (b) Definition of Real Property Tax. "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment pro rata installments, penalty or tax imposed by any taxing authority against the Property or land upon which the Property is located; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change in ownership or transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

     (c) Joint Assessment. If the Property is not separately assessed Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) shall be determined from the assessor's worksheets or other reasonably available information. Landlord shall make a reasonable determination of Tenant's pro rata share of such real property tax and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

     (d) Personal Property Taxes.

          (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

          (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen
(15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     (e) Tenant's Right to Contest Taxes. Tenant may attempt to have the assessed valuation of the Property reduced or-may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant's action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a "tax sale" or similar enforcement proceeding.

     Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property,

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Landlord shall make a reasonable determination of Tenant's pro rata share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

     Section 4.04.  Insurance Premiums.

     (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of comprehensive public liability insurance at Tenant's expense, insuring Landlord and its management contractor against liability arising out of the ownership, use, occupancy or maintenance of the Property. The initial amount of such insurance shall be at least $2,500,000. However, the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. The policy shall contain cross-liability endorsements, if applicable, and shall insure Tenant's performance of the indemnity provisions of Paragraphs 5.04(a), (b) and (e). Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant. Tenant shall name Landlord and its management contractor as an additional insured and provide copies upon renewal, or at least once annually.

     (b) Hazard and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of fire and extended coverage or "all risk" insurance covering the loss of or damage to the building of which the Property is a part, covering loss of or damage to the Property in the full amount of its replacement value. Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage, earthquake sprinkler leakage, and Inflation Guard endorsement, and any other perils (except flood and earthquake, unless required by any lender holding a security interest in the Property) which Landlord deems necessary. Landlord may obtain insurance coverage for Tenant's fixtures, equipment or building improvements installed by Tenant in or on the Property. Tenant shall, at Tenant's expense, maintain such primary or additional insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect its interest. During the Lease Term, Landlord shall also maintain a rental income insurance policy at Tenant's expense, with loss payable to Landlord in an amount equal to one year's Base Rent, estimated real property taxes and insurance premiums. Tenant shall not do or permit to be done anything which invalidates any such insurance policies.

     (c) Payment of Premiums; Insurance Policies. Subject to Section 4.05 and any Multi-Tenant Facility Lease Rider attached to this Lease, Tenant shall pay all premiums for the insurance policies covering the Property described in Paragraphs 4.04(a) and (b) within fifteen (15) days or the due period, whichever is longer, after receipt by Tenant of a copy of the premium statement or other evidence of the amount due. If the insurance policies maintained by Landlord cover improvements or real property other than the Property, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Property showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance policy period, Tenant's liability for insurance premiums shall be prorated on an annual basis. All insurance shall be maintained with companies holding a 'General Policyholder's Rating" of B+ or better, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall be liable for the payment of any deductible amount under Landlord's insurance policies.

     Section 4.05. Multiple Tenant Buildings; Rules and Regulations. If the Property is part of a larger building or group of buildings, Tenant shall pay monthly, in advance, its pro rata share of common area maintenance and repair costs as reasonably determined by Landlord. Tenant shall also comply with Landlord's rules and regulations respecting the management, care and safety of the common areas of such buildings and grounds, including parking areas, landscaped areas, walkways, hallways and other facilities provided for the common use and convenience of other occupants. Notice of such rules and regulations will be posted or given to Tenant. Tenant shall pay for any increase in the property insurance premiums for such buildings caused by Tenant's acts, omissions, use or occupancy of the Property.

     Section 4.06. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due, Tenant shall pay

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Landlord a late charge equal to fifteen percent (15%) per annum compounded daily, but in no event less than two percent (2%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

     Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid within ten (10) days after it becomes due shall bear interest at the rate of twelve percent (12%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 4.08. Payment of Insurance Premiums and Real Property Taxes. Tenant shall pay Landlord as Common Area Costs pursuant to Rider 1 a sum equal to one-twelfth (1/12) of the annual real property taxes and/or insurance premiums payable by Tenant under this Lease, provided that Landlord and Tenant may agree in writing to semi-annual payments of taxes 30 days prior to the date such taxes are due to the applicable governmental entity. The amount of real property taxes and insurance premiums when unknown shall be reasonably estimated by Landlord.

ARTICLE FIVE: USE OF PROPERTY

     Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

     Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the development of which the Property is part, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, required for Tenant's occupancy of the Property and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

     Section 5.03. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

     Section 5.04.  Indemnity.

     (a) Indemnification. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any misrepresentation or breach of warranty by Tenant under this Lease or
(e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord, or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim for actual damage to person or property (excluding claims for consequential damages such as lost profits) arising out of Landlord's negligence or willful misconduct. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent of their negligence. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Property. LANDLORD AND TENANT

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ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS SECTION WERE
SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

     (b) Modification of Indemnities. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the 'Indemnitor") agrees to indemnify the other (the 'Indemnitee') against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Property and the Project, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee's agents or employees, and
(b) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law.

     Section 5.05. Landlord's Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties, or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property. Tenant shall provide Landlord with Tenant's Emergency Procedure Manual as adopted by Tenant from time to time. In all instances, including in cases of emergency, Landlord shall use reasonable best efforts to comply with the Emergency Procedure Manual in entering any area designated by Tenant as "restricted" for health or safety reasons.

     Section 5.06. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.01. Existing Conditions. Except as set forth in any rider requiring Landlord to perform work on the Property prior to the Commencement Date, Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use.

     Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of any building of which the Property is a part or from other sources or places; or (d) any act or omission of any other tenant of any building of which the Property is a part. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this
Section 6.02 shall not, however, exempt Landlord from liability for actual damage to person or property (excluding claims for consequential damages such as lost profits) arising out of Landlord's negligence or willful misconduct.

     Section 6.03.  Tenant's Obligations.

     (a) Tenant shall keep the Property (including all structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair during the Lease Term. Tenant shall promptly replace any portion of the Property or system or equipment in the Property

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which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall also maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. However, in the event of Tenant's default, Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of the heating and air conditioning system, at Tenant's expense. Any extraordinary repairs of structural components would be negotiated in good faith between both parties. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition.

     (b) All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant fails to maintain and repair the Property, Landlord may, on ten (10) days' prior notice (except that no notice shall be required in case of emergency) enter the Property and perform such repair and maintenance on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs so incurred immediately upon demand.

     Section 6.04. Landlord's Obligations. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Property at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease due to the condition of the Property.

     Section 6.05.  Alterations, Additions and Improvements.

     (a) Tenant shall not make any alterations, additions or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Twenty Five Thousand Dollars ($25,000) per project in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with 'as built' plans, copies of all construction contracts, and proof of payment for all labor and materials, as may be reasonably available.

     (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least ten (10) days' prior written notice of the commencement of any work on the Property. Landlord may elect to record and post notices of non-responsibility on the Property.

     Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear, fire or other casualty that Tenant was not otherwise obligated to remedy under any provision of this Lease and damage resulting from condemnation. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). Prior to making any alteration, addition or improvement costing more than $1,000, Tenant shall notify Landlord of Tenant's intent to take such action and, within ten (10) business days following such notification (or, if Landlord's consent is required pursuant to Section 6.05(a), then on or before the date such consent is given), Landlord may notify Tenant that such action is permitted only subject to Tenant's agreement to remove such addition, alteration or improvement prior to termination of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of the Lease, except that Tenant may remove any of Tenant's trade fixtures, machinery and equipment not paid for by Landlord. The term 'Tenant's trade fixtures, machinery and equipment' shall include but not be limited to casework (including shelves, gas valve outlets and mounted electrical raceway), deionized water system (including tanks, filters pumps and UV light), emergency generator and switch gear, gas safety control system and fume hoods (free-standing and mounted), and integrated audio visual system.

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Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

     Section 7.01. Partial Damage to Property. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is damaged and (i) it can, in Landlord's reasonable estimation, be restored within twelve (12) months after the date of damage (including both restoration of core and shell and restoration of any Tenant Improvements that are Tenant's responsibility under this Article Seven) and (ii) the damage is covered by the insurance policies that Landlord maintains or is required to maintain under Paragraph 4.04(b), then: (i) Landlord shall restore the office and warehouse portions of the Property to the then-existing building standard finish levels (as that term is used in the leasing industry) for office and warehouse space in WRC Canyon Park Business Center buildings, and restore the laboratory space to core finish ready for tenant improvements, with utility stub outs comparable to those existing prior to the damage; and (ii) to the extent Tenant's insurance plus its deductible is insufficient to restore Tenant's improvements, furniture, fixtures and equipment, then Landlord shall restore Tenant's improvements, furniture, fixtures and equipment to the extent of insurance proceeds received by Landlord specifically for damage to such improvements, furniture, fixtures and equipment under insurance maintained by Landlord pursuant to Section 4.04(b). Tenant shall be solely responsible for restoring any damage to Tenant's improvements, furniture fixtures, and equipment, including any upgrades to building standard and laboratory improvements, to the extent they are not restored by Landlord under this Article Seven. In all cases in which Landlord is restoring the Property under this Article Seven, if the damage was due to an act or omission of Tenant, Tenant shall pay the difference between the actual cost of repair and any insurance proceeds received by Landlord. If the damage to the Property is such as to require Landlord otherwise to restore the Property, but occurs at such time as to leave, in Landlord's reasonable estimation, less than twelve (12) months remaining in the Lease Term following completion of all restoration, Landlord may elect to terminate this Lease as of the date the damage occurred. In such event, Landlord shall not be obligated to repair or restore the Property. Landlord shall notify Tenant of its election within thirty (30) days after receipt of notice of the occurrence of the damage, and Tenant shall have fifteen
(15) days after such notification to exercise any rights Tenant may have to Renewal Options under this Lease so as to remove this ground for termination of the Lease (in which event, the termination shall be deemed rescinded).

     Section 7.02. Total or Substantial Destruction. If the Property is damaged and (i) it can not, in Landlord's reasonable estimation, be restored within twelve (12) months after the date of damage (including both restoration of core and shell and restoration of any Tenant Improvements that are Tenant's responsibility under this Article Seven), or (ii) the damage is not within the types of damage covered by the insurance policies that Landlord maintains or is required to maintain under Paragraph 4.04(b), then Landlord may elect either to restore or to terminate this Lease as of the date the destruction occurred. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of total or substantial destruction. If Landlord elects to terminate this Lease pursuant to this Section 7.02, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that, upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within thirty (30) days after receiving Landlord's termination notice.

     Section 7.03. Temporary Reduction of Rent. If fifty percent (50%) or more of the Property are so damaged as to become unusable and cannot, in Landlord's reasonable estimation, be repaired within six (6) months of the date Landlord is notified of the damage (which estimate of restoration time shall be given by Landlord to Tenant within thirty (30) days of Tenant notifying Landlord of the damage), then Tenant may terminate this Lease on thirty (30) days notice to Landlord. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the proportion of the Building that is unusable for its intended purpose. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

     Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial destruction of the leased property. Tenant agrees that the provisions of Article Seven above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT:  CONDEMNATION

     If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant Improvements paid for by Tenant or Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE:  ASSIGNMENT AND SUBLETTING

     Section 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, (a "Transferee") whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord shall grant or withhold its consent as provided in Section 9.04 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than 20% of the partnership interests shall require Landlord's consent.

     Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation or other entity which controls, is controlled by or is under common control with Tenant, or to any corporation or other entity resulting from the merger of or consolidation with Tenant or to any corporation or entity controlled by any of the foregoing (collectively "Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease. As used herein, "controlled by" means owned 51% or more by the controlling entity.

     Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

     Section 9.04. Landlord's Election. Tenant's request for consent to any transfer described in Section 9.01 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business, business history and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right (a) to withhold consent, or (b) to grant consent. Tenant recognizes and acknowledges Landlord's paramount interest in adhering to its standards for quality, type and financial and business stability of tenants. Landlord's consent pursuant to this
Section 9.04 may be withheld if, in Landlord's reasonable discretion, the proposed transferee fails to meet Landlord's standards for quality, type, and financial and business stability of tenants for space of this size and quality. Landlord's election hereunder shall not be unreasonably delayed. If Landlord refuses consent to a transfer requested by Tenant, and Tenant wishes to contest such refusal, the issue shall be decided before a single arbitrator of the American Arbitration Association under the Expedited Rules for Arbitration then in effect. The non-prevailing party shall pay the arbitrator's fee and the prevailing party shall recover its attorneys' fees and costs as part of the award.

     Section 9.05. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder.

ARTICLE TEN: DEFAULTS; REMEDIES

     Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

     Section 10.02.  Defaults.  Tenant shall be in material default under this
Lease:

     (a) If Tenant abandons the Property and fails to reoccupy within five (5) days of notice from Landlord, or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

     (b) If Tenant fails to pay rent or any other charge required to be paid by Tenant, as and when due; provided that Landlord shall not exercise any of its rights under this Article Ten until Landlord has given Tenant notice of such default and Tenant has failed to pay such rent or other charge within ten (10) days of the effective date of such notice;

     (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement .

     (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder.

     Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

     (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%. If Tenant shall have abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

     (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Property. in such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder;

     (c) Pursue any other remedy now or hereafter available to Landlord under the laws or Judicial decisions of the state in which the Property is located.

     Section 10.04. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN:  PROTECTION OF LENDERS

     Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded, provided, however, that the ground lessor under such ground lease or the beneficiary or mortgagee under such deed of trust or mortgage shall enter into a non-disturbance agreement with Tenant in commercially reasonable form acknowledging that Tenant's rights under this Lease shall not be interfered with or disturbed, and that Tenant's leasehold estate shall not be foreclosed, so long as Tenant is not in default under the terms of this Lease after the expiration of any applicable grace period. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

     Section 11.02. Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

     Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust or mortgagee.

     Section 11.04.  Estoppel Certificates.

     (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) that the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Property is or becomes subject and which relate to the status of this Lease and/or claims of Tenant against Landlord. Tenant shall deliver such statement to Landlord within twenty (20) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

     (b) If Tenant does not deliver such statement to Landlord within such twenty (20) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts. In any event, none of the Tenant's rights under this Lease shall be affected.

     Section 11.05. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are normally produced by Tenant and as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

ARTICLE TWELVE: LEGAL COSTS

     Section 12.01. Legal Proceedings. If either party breaches this Lease or defaults in its obligations to the other, it shall reimburse the other, upon demand, for any costs or expenses incurred by the non-breaching party in connection with any breach or default under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Each party (the "Indemnitor") shall also indemnify the other party (the "Indemnitee") against all costs, expenses, demands and liabilities incurred by the Indemnitee in defense of any action or claim arising out of the actions of the Indemnitor and not caused in whole or in part by the wrongful actions or inactions of the Indemnitee.

     Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (not to exceed $2,000.00) (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN:  MISCELLANEOUS PROVISIONS

     Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

     Section 13.02. Waiver of Subrogation. Landlord and Tenant each hereby waive and release any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) or required to be maintained under this Lease at the time of such loss or damage. Upon obtaining the policies of insurance described herein, Landlord and Tenant shall give notice to the insurance carrier or carriers of the foregoing mutual waiver of subrogation.

     Section 13.03.  Landlord's Liability; Certain Duties.

     (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer to a successor who assumes the obligations of Landlord under this Lease. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

     (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     (c) [Intentionally omitted]

     Section 13.04. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13.05. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

     Section 13.06. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.07. Notices. Any demand, request or notice which either party hereto desires or may be required to make or deliver to the other shall be in writing and shall be deemed delivered when personally delivered, or when delivered by private courier service (such as Federal Express), when received by facsimile at the facsimile number shown below, or three (3) days after being deposited in the United States mail, in registered or certified form, return receipt requested, addressed as follows:

     To Landlord:     WRC Properties, Inc.
                           730 - Third Avenue
                           New York, NY 10017
                           Attn:  Mr. James Garofalo

     With a copy to:  Koll Management Services, Inc.
                           22118 20th Ave. S.E. # 138
                           Bothell, WA 98021
                           Telephone: 526-0345
                           Facsimile: 487-2126

     To Tenant:       ICOS Corporation
                           22021 - 20th Avenue S.E.
                           Bothell, WA 98011
                           Attn:  Executive V.P. for Operations
                           Telephone: 465-1900
                           Facsimile: 485-1911

or to such other address and person as either party may communicate to the other by like written notice.

     Section 13.08. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 13.09. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord.

     Section 13.10. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

     Section 13.11. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. If requested by Landlord, then ninety (90) days after this Lease is signed, Tenant shall deliver to Landlord evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

     Section 13.12. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     Section 13.13. Force Majeure. If Landlord or Tenant cannot perform any of its non-monetary obligations due to events beyond that party's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's or Tenant's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     Section 13.14. Execution of Lease. This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Landlord to Tenant shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.


ARTICLE FOURTEEN: BROKERS

     Section 14.01. Tenant represents and warrants to Landlord that the representatives/brokers named in Section 1.08 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Property.

     ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

ARTICLE FIFTEEN: TENANT IMPROVEMENT ALLOWANCE

     Landlord shall make up to Twenty Thousand Dollars ($20,000) (the "Tenant Improvement Allowance") available to Tenant to reimburse Tenant for actual out-of-pocket costs paid to third parties for designing and constructing tenant improvements to the Premises pursuant to plans reasonably approved by Landlord and otherwise subject to the provisions of Section 14. Landlord shall pay the Tenant Improvement Allowance within thirty (30) days of invoice submitted after the improvements have been inspected and accepted by Tenant (less minor punch list items). The Tenant Improvement Allowance shall be available on a one-time basis for improvements constructed concurrently with Tenant's initial occupancy of the Premises.


     Signed on   February 6 , 1997.
               -------------    --

                   "LANDLORD"

                   WRC PROPERTIES, INC.,
                   a Delaware corporation


                   By: /S/  James Garofalo
                       --------------------------
                   Its:  Assistant Secretary
                       -------------------------

     Signed on    January 7       , 1997  .
               --------------------    --

                   "TENANT"

                   ICOS Corporation, a Washington
                   corporation

                   By:   Gary Wilcox
                      ---------------------------
                   Its:  Executive Vice President/Operations
                       --------------------------




STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.

     On this      day of 1996 before me personally appeared James Garofalo to be
             ----
known to be the Assistant Secretary of WRC Properties, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of such party for the uses and purposes mentioned in the instrument.

     Dated this    6    day of   February              , 1997   .
                -------        -----------------------    -----


                                                 /S/  N. Denise Spoering
                                                --------------------------------
                                                           (Signature)

                                                   N. Denise Spoering
                                             -----------------------------------
                                                           (Print Name)
                                             Notary Public, in and for the State
                                             of Washington, residing at
                                                                        --------
                                             My Commission Expires     07/31/98
                                                                      ----------

STATE OF              )
                      ) ss.
COUNTY OF Snohomish   )

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.

     On this 7th day of Jan. 1997 before me personally appeared Gary Wilcox to
             ----                                               -----------
be known to be the Executive Vice President/Operations of   ICOS Corporation
                   -----------------------------------      ----------------
the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of such party for the uses and purposes mentioned in the instrument.

     Dated this  7th    day of   January             , 1997   .
                -------        -----------------------  -----

                                               /S/ Rene J. Gipson
                                             -----------------------------------
                                                          (Signature)
                                                   Rene J. Gipson
                                             -----------------------------------
                                                          (Print Name)

                                             Notary Public, in and for the State
                                             of Washington, residing at Bothell
                                                                        -------
                                             My Commission Expires   10/19/00
                                                                   -------------

                  RIDER 1: MULTI-TENANT FACILITY LEASE RIDER

     This Rider is attached to and made part of that certain lease dated between WRC Properties, Inc., a Delaware corporation, as Landlord, and ICOS Corporation, a Delaware corporation, as Tenant, covering the Property commonly known as 22025 - 20th Ave. S.E., Bothell, WA (the "Lease"). The terms used in this Rider shall have the same definitions as set forth in the Lease. The provisions of this Rider shall prevail over any inconsistent or conflicting provisions of the Lease .

     A.  Amendment to Section 1.04 of the Lease.

     The following is hereby added at the end of Section 1.04 of the Lease:

     "The Property is part of a multi-tenant industrial/commercial real property development of Landlord described in an exhibit attached hereto and incorporated herein by this reference (the "Project") and consisting of approximately 93,295 Rentable Square Feet. The Project includes the land, the buildings and all other improvements located thereon, and the common areas described in Paragraph 4.05(a) below.

     B.  Amendment to Section 4.05 of the Lease.

     Section 4.05 of the Lease is hereby deleted and the following is inserted in its place:

     "4.05 Common Areas; Use, Maintenance and Costs."

          (a) Common Areas. As used in this Lease, 'Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord may from time to time change the size, location, nature and use of any of the Common Areas, including converting Common Areas into leasable areas, constructing additional parking facilities (including parking structures) in the Common Areas, and increasing or decreasing Common Area land and/or facilities. Tenant acknowledges that such activities may result in occasional inconvenience to Tenant from time to time. Such activities and changes shall be expressly permitted if they do not materially affect Tenant's use of the Property.

          (b) Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best efforts to cause others who use the Common Areas with Tenant's expressed or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in and to the Common Areas as, in Landlord's judgment, may be desirable to improve the Project. Tenant shall not, at any time, interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

          (c) Specific Provision re: Vehicle Parking. Tenant shall be entitled to use the vehicle parking spaces in the Project allocated to Tenant in Section
1.12 of the Lease without paying any additional rent. Tenant's parking shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.12 of the Lease, such conduct shall be a breach of the Lease and Tenant shall pay a reasonable daily charge for such additional vehicle.

          (d) Maintenance of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's sole discretion, as a first class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as defined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: professional management fees paid to property managers not to exceed a competitive rate (Koll Management Services, Inc. currently charges 2.3% of gross rents plus an allocated portion of Koll's office overhead); gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than Tenant's signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; all real property taxes and assessments levied on or attributable to the Common Areas and all Common Areas improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other appropriate reserves; and the common area charges assessed by the Canyon Park Business Center Owner's Association. Landlord may cause any or all of such services to be provided by third parties. Common area costs shall not include depreciation or real property which forms part of the Common Areas. Landlord may, at Landlord's election, estimate in advance and charge to Tenant monthly as Common Area costs, all real property taxes for which Tenant is liable under Paragraph 4.02 of the Lease, all insurance premiums for which Tenant is liable under Paragraph 4.04 of the Lease, and all maintenance and repair costs for which Tenant is liable under Section
6.03 of the Lease.

          (e) Tenant's Share and Payment. Tenant shall pay Tenant's annual pro rata share of all estimated Common Area costs, in advance, in monthly installments on the first day of each month during the Lease Term (pro rated for any fractional month). Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Project which is leased or held for lease for the exclusive use by Tenants upon the date the computation is made. When Tenant takes possession of the Property, and at the commencement of each subsequent calendar year, Landlord shall estimate Tenant's Share of Common Area Costs. Landlord may adjust such estimates at any time and from time to time based upon Landlord's experience and reasonable anticipation of costs. If Landlord anticipates that year-end Common Area costs will exceed estimated costs by 5% or greater, Landlord shall make a mid-year adjustment of Common Area charges within a reasonable period of time after determining that such increased charges will be incurred. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within ninety (90) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the actual Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon request, Landlord shall provide Tenant with reasonable supporting documentation showing payment of Common Area costs. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant with payment to or credit given by Landlord (as the case may be) (with refund to Tenant if applicable for adjustments after the end of the Lease Term) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. Any changes in the Common Area costs and/or the aggregate area leased or held for lease for the exclusive use of all tenants of the Project during the Lease Term shall be effective on the first day of the month after such change occurs.

          (f) Notwithstanding anything to the contrary in this Rider 1, so long as Tenant and any subtenant(s) of Tenant that may be approved by Landlord is or are the sole occupants of both buildings comprising the Project, then (i) Tenant shall be entitled to restrict entry into the interior Common Areas of the buildings by the public and (ii) Tenant shall be entitled to take over routine maintenance of the interior Common Areas from Landlord. In such case, Tenant shall maintain the interior Common Areas to the same extent as Landlord would have otherwise have been obligated to maintain them and Tenant shall insure the interior Common Areas as though they were part of the Property. Landlord shall remain obligated to conduct any capital repairs or replacement of the interior Common Areas. In the event Tenant assumes control over the routine maintenance of the interior Common Areas, Tenant's Base Rent shall not be increased, and Tenant's share of Common Area Costs shall be computed to reflect the costs that Landlord no longer incurs with respect to those areas. Landlord agrees that the provisions of this Subsection
(f) shall be applicable on a building-by-building basis within the Project (i.e. to either building if Tenant occupies all of that building) if, but only if, the control and accounting provisions of this Subsection (f) would not thereby result in Landlord receiving less than full reimbursement for the Common Area Costs properly chargeable to the Project (i.e. if separately allocating Common Area Costs on one building would not result in Landlord's underrecovery of Common Area Costs from Tenant's co-tenant in the other building). Landlord shall use commercially reasonable efforts to allow application of this Subsection (f) on a building-by-building basis.

          (g) The Project consists of approximately 93,259 Rentable Square Feet. Some Common Area Costs may be incurred by Landlord based on a larger parcel (which is usually the Canyon Park Business Center), as in the case of insurance and management fees. In such cases, the Common Area Costs incurred based on the larger parcel shall be allocated between the Project and the larger parcel based on the ratio that the rentable square feet of the Project bears to the rentable square feet in the larger parcel, provided only that Landlord may specially allocate individual expenses between the Project and the larger parcel where and in the manner necessary, in Landlord's reasonable discretion, to accurately reflect the actual consumption of the expense or service.

     C. Amendment to Article Six of Lease

     Sections 6.03 and 6.04 of the Lease are hereby deleted and the following inserted in their place:

     "Section 6.03 Landlord's Obligations.

          (a) Except as provided in Article Seven (Damage and Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair: the foundations, except where altered by Tenant; exterior walls and roof of the Property, except where penetrated by Tenant's equipment. Landlord shall review the condition of the roof annually to determine whether in Landlord's reasonable discretion a roof replacement reserve should be established. However, Landlord shall not be obliged to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall have no obligation to make repairs under this Section 6.03 until a reasonable time after receipt of written notice from Tenant for the need for such repairs.

          (b) If the Lease to which this Rider is attached is an SIR NET LEASE or any other form of net lease, Tenant shall pay or reimburse Landlord for all costs incurred by Landlord under Section 6.03(a) above.

     Section 6.04 Tenant's Obligations.

          (a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural (see paragraph 6.03), nonstructural, interior, exterior and landscaped areas, portions, systems and equipment) in good order, condition and repair. If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired, Tenant shall promptly replace such portion of or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall maintain a preventative maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor, unless such equipment is maintained by Landlord pursuant to Section 6.03 above. Except as provided in Sections 4.04 and 13.02, if any part of the Property or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the portions of the Property, which it is obligated to maintain, in an attractive, first-class and fully operating condition.

          (b) All of Tenant's obligations under this Section 6.04 shall be accomplished at Tenant's sole expense. If Tenant fails to maintain or repair the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

     Attach site plan of Project as an exhibit. Cross-hatch the Property leased on such exhibit or attach a separate exhibit showing the Property leased.

                    RIDER 2: OPTION TO RENEW/RIGHT OF FIRST
                                  OPPORTUNITY

     This Rider is attached to and made part of that certain lease dated between WRC Properties, Inc., a Delaware corporation, as Landlord, and ICOS Corporation, a Delaware corporation, as Tenant, covering the Property commonly known as 22025 - 20th Ave. S.E., Bothell, WA (the "Lease"). The terms used in this Rider shall have the same definitions as set forth in the Lease. The provisions of this Rider shall prevail over any inconsistent or conflicting provisions of the Lease.

OPTION TO RENEW

     Tenant is granted the right to extend the term of this Lease beyond the expiration date of the initial term for one (1) successive term of forty-eight
(48) months (the "Extension Term"). Tenant may not exercise its Extension Rights if it is then in default beyond any applicable cure period or if it has ever been in default beyond any applicable cure period more than two (2) times in any twelve (12) month period. Tenant may exercise its Extension Right by delivering written notice thereof to Landlord not later than twelve (12) months prior to the expiration of the initial term. In the Extended Term, all terms and conditions of this Lease shall apply except (i) the Base Monthly Rent for the first twenty-four (24) months of the Extended Term ninety-five percent (95%) of the then prevailing market rate for a similar lease and term for similarly situated and improved space in the Bothell-Woodinville High-Tech Industrial Market (the market rent being referred to herein as the "Fair Market Rent" and the 95% adjusted number being referred to herein as the "Extension Term Adjusted Rent"), provided that in no event shall the Extension Term Adjusted Rent be less than the Base Monthly Rent for the last month of immediately preceding term, and
(ii) at the beginning of the twenty-fifth (25th) month of the Extended Term, Base Rent for the balance of the Extended Term shall be adjusted based upon the increase in the Consumer Price Index, all Urban Consumers, for the Seattle/Tacoma SMSA, published by the United States Department of Labor, Bureau of Labor Statistics ("Index") which is in effect on the first day of the Extended Term ("Beginning Index"). The corresponding index ("Extension Index") which is in effect on the first day of the twenty-fifty (25th) month of the Extended Term shall be used as a comparison in determining the amount of the Base Rent Increase. In calculating the CPI increase, the Base Monthly Rent shall be increased to equal the product achieved by multiplying the Base Monthly Rent due with respect to that first paying month of the initial term by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. If the method of computing the Index is changed from that in effect when the Beginning Index was established, then the Beginning Index and all Extension Indexes shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If during the Term, the Index is (a) discontinued or (b) revised without such a Conversion Factor being so published, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

     Extension Rights shall apply to all of the Property then under lease to Tenant. Tenant's Extension Right is personal and may not be exercised by any assignee or sublessee other than an affiliate of Tenant or a successor by merger or consolidation.

     If Landlord and Tenant are not able to agree on the Fair Market Rent component of the Extension Term Adjusted Rent within thirty days after Tenant's notice of election to renew, then such Fair Market Rent shall be determined by arbitration (which shall be governed by applicable state law on arbitrations) as follows. Landlord and Tenant shall each select an appraiser with at least ten years experience in the office/high-tech industrial market in the eastside area. If the two appraisers are unable to agree within ten days after their selection, they shall select a similarly qualified third appraiser (the "Neutral Appraiser"). If the three appraisers are unable to agree unanimously on Fair Market Rent within fourteen (14) days after appointment of the Neutral Appraiser, the issue shall be resolved by the three appraisers in accordance with the following procedure. The appraiser selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The appraisers shall arrange for a simultaneous exchange of such proposed resolutions. The role of the Neutral Appraiser shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The Neutral Appraiser shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the appraisers and be final and binding upon the parties. Each party shall bear the cost of its own appraiser, and the non-prevailing party shall pay the costs of the Neutral Appraiser.

                                 RIDER NO. 3

                          EMISSIONS, STORAGE, USE AND
                               DISPOSAL OF WASTE

     1. Compliance With Law

     Notwithstanding any other provision in this Lease to the contrary, Tenant shall comply with all applicable laws, statutes, ordinances, regulations, rules and other governmental requirements in complying with its obligations under this Lease, and in particular, those relating to the storage, use and disposal of hazardous or toxic matter ("Environmental Laws").

     2. Emissions

     Tenant shall not violate any Environmental Law concerning emissions. Specifically, but not by way of limitation, Tenant shall not:

          (a) Violate any Environmental Law regarding vehicle emissions;

          (b) Discharge, emit or permit to be discharged or emitted, in violation of any Environmental Law, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water;

          (c) Produce, or permit to be produced, in violation of any Environmental Law, any intense glare, light or heat;

          (d) Create, or permit to be created, in violation of any Environmental Law, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Property, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

          (e) Create, or permit to be created, in violation of any Environmental Law, any ground vibration that is discernible outside the Property; or

          (f) Transmit, receive or permit to be transmitted or received, in violation of any Environmental Law, any electromagnetic, microwave or other radiation.

     3. Storage and Use

          3.1 Storage

          Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall comply with all Environmental Laws concerning storage of hazardous or toxic substances or wastes. Specifically, but not by way of limitation, where required by Environmental Laws, Tenant shall store in appropriate leak-proof containers all solid, liquid or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may violate any Environmental Law.

          3.2 Use

          In addition, Tenant shall not use, store or permit to remain on the Property any solid, liquid or gaseous matter which is, or may become, radioactive except in compliance with Environmental Laws.

     4. Disposal of Waste

          4.1 Refuse Disposal

          Tenant shall not keep any trash, garbage, waste or other refuse on the Property except in sanitary containers and shall regularly and frequently remove same from the Property. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

          4.2 Sewage Disposal

          Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) for disposal of materials in excess of the lesser of the amount
(i) reasonably contemplated by the uses permitted under this Lease or (ii) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

          4.3 Disposal of Other Waste

          Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on or removed from the Property in compliance with Environmental Laws.

     5. Information

     Upon request, but no more frequently than quarterly, Tenant shall provide Landlord with copies of all reports regarding hazardous or toxic materials in the Property that Tenant has provided to any governmental agency in the previous quarter. In the event of any accident, spill or other incident involving hazardous or toxic matter that Tenant is required to report to any governmental agency, Tenant shall report the same to Landlord as promptly as is practicable under the circumstances and supply Landlord with copies of all information and reports provided to any governmental agency. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential or privileged, provided that Landlord shall not publish or disclose the information to any third party.

     6. Indemnification

     Tenant shall defend, indemnify and hold Landlord harmless from any loss, claim, liability or expense, including attorneys' fees and costs, arising out of or in connection with its failure to observe or comply with the provisions of this Lease.